EXHIBIT 10.55.6

GUARANTY OF RECOURSE OBLIGATIONS

This GUARANTY OF RECOURSE OBLIGATIONS (this "Guaranty") is executed as of January 8, 2020 by LODGING FUND REIT III, INC., a Maryland corporation, and LODGING FUND REIT III OP, LP, a Delaware limited partnership (individually "Guarantor" and collectively "Guarantors"), for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee for Morgan Stanley Capital I Trust 2019-H6, Commercial Mortgage Pass-Through Certificates, Series 2019-H6, acting by and through its Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association (collectively referred to herein as "Lender") (together with its successors and assigns, "Lender").

W I TN  E S S E T H:

A.         Pursuant to that certain Promissory Note, dated April 4, 2019, executed by TREEMONT CAPITAL PARTNERS IV, LP, a Texas limited partnership ("Original Borrower") and payable to the order of Starwood Mortgage Capital LLC ("Original Lender") in the original principal amount of NINE MILLION FIVE HUNDRED THOUSAND and No/100 Dollars ($9,500,000.00) (together with all renewals, modifications, increases and extensions thereof, the "Note"), Original Borrower became indebted, and may from time to time be further indebted, to Original Lender with respect to a loan (the "Loan") which is made pursuant to that certain Loan Agreement, dated of even date therewith, between Borrower and Lender (as the same may be amended, modified, supplemented, replaced or otherwise modified from time to time, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

B.         Lender is the holder of all of Original Lender's right, title and interest in and under the Loan.

C.         Original Borrower and LF3 LUBBOCK EXPO LLC, a Delaware limited liability company and LF3 LUBBOCK EXPO TRS, LLC, a Delaware limited liability company (each individually and collectively, jointly and severally, "Borrower") have requested that Lender consent to (i) the sale of the Property from Original Borrower to Borrower and (ii) the assignment to, and assumption by, Borrower of the Loan (collectively, the "Transaction").

D.         Lender is not willing to consent the Transaction, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as herein defined);

B. Guarantors are the owners of direct or indirect interests in Borrower, and  each Guarantor will directly benefit from Lender's making the Loan to Borrower.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower and to extend such additional credit as Lender may from time to time agree to extend under the Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE 1

NATURE AND SCOPE OF GUARANTY

Section 1.1       Guaranty of Obligation.

(a)        Each Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations (as defined below) as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Each Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

(b)        As used herein, the term "Guaranteed Obligations" means (i) Borrower's Recourse Liabilities and (ii) from and after the date that any Springing Recourse Event occurs, payment of all of the Obligations.

(c)        Notwithstanding anything to the contrary in this Guaranty or in any of the other Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 111l(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations or to require that all collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents.

Section 1.2 Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection.  This Guaranty may not be revoked by any Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by any Guarantor and after (if such Guarantor is a natural person) such Guarantor's death (in which event this Guaranty shall be binding upon such Guarantor's estate and such Guarantor's legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of any Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.

Section 1.3 Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantors to Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower or any other party against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 1.4 Payment By Guarantors. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantors shall, within ten (10) days after written demand by Lender and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, all such notices being hereby waived by Guarantors, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender's address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

Section 1.5 No Duty To Pursue Others.  It shall not be necessary  for Lender (and each Guarantor hereby waives any rights which such Guarantor may have to require Lender), in order to enforce the obligations of Guarantors hereunder, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other Person, (ii) enforce Lender's rights against any collateral which shall ever have been given to secure the Loan, (iii) enforce Lender's rights against any other guarantors of the Guaranteed Obligations, (iv) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (vi) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

Section 1.6 Waivers. Each Guarantor agrees to the provisions of the Loan Documents and hereby waives notice of (i) any loans or advances made by Lender to Borrower, (ii)  acceptance of this Guaranty, (iii) any amendment or extension of the Note, the Mortgage, the Loan Agreement or any other Loan Document, (iv) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower's execution and delivery of any promissory note or other document arising under the Loan Documents or in connection with the Property, (v) the occurrence of (A) any breach by Borrower of any of the terms or conditions of the Loan Agreement or any of the other Loan Documents, or (B) an Event of Default, (vi) Lender's transfer or disposition of the Guaranteed Obligations, or any part thereof, (vii) the sale or foreclosure (or the posting or advertising for the sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Borrower, or (ix) any other action at any time taken or omitted by Lender and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and/or the obligations hereby guaranteed.

Section 1.7 Payment of Expenses.  In the event that any Guarantor shall breach or fail to timely perform any provisions of this Guaranty, Guarantors shall, immediately upon demand by Lender, pay Lender all costs and expenses (including court costs and reasonable attorneys' fees) incurred by Lender in the enforcement hereof or the preservation of Lender's rights hereunder, together with interest thereon at the Default Rate from the date requested by Lender until the date of payment to Lender. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

Section 1.8 Effect of Bankruptcy. In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder, Lender must rescind or restore any payment or any part thereof received by

Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantors by Lender shall be without effect and this Guaranty shall remain (or shall be reinstated to be) in full force and effect. It is the intention of Borrower and Guarantors that Guarantors' obligations hereunder shall not be discharged except by Guarantors' performance of such obligations and then only to the extent of such performance.

Section 1.9 Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, each Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantors to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for the payment of any or all of the Guaranteed Obligations for any payment made by Guarantors under or in connection with this Guaranty or otherwise.

ARTICLE2

EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING GUARANTORS' OBLIGATIONS

Each Guarantor hereby consents and agrees to each of the following and agrees that such Guarantor's obligations under this Guaranty shall not be released, diminished,  impaired, reduced or adversely affected by any of the following and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which such Guarantor might otherwise have as a result of or in connection with any of the following:

Section 2.1 Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Mortgage, the Loan Agreement, the other Loan Documents or any other document, instrument, contract or understanding between Borrower and Lender or any other parties pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantors of any such action.

Section 2.2 Adjustment. Any adjustment, indulgence,  forbearance  or compromise that might be granted or given by Lender to Borrower or any Guarantor.

Section 2.3  Condition  of  Borrower  or  Guarantors.  The  insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, any Guarantor or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or any Guarantor or any sale, lease or transfer of any or all of the assets of Borrower or any Guarantor or any changes in the direct or indirect shareholders, partners or members, as applicable, of Borrower or any Guarantor; or any reorganization of Borrower or any Guarantor.

Section 2.4 Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including, without limitation, the fact that (i) the Guaranteed Obligations or any part thereof exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Note, the Mortgage, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Note, the Mortgage, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantors shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

Section 2.5 Release of Obligors. Any full or partial release of the liability of Borrower for the Guaranteed Obligations or any part thereof: or of any co-guarantors, or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed  Obligations, or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that such Guarantor may be required to pay the Guaranteed Obligations in full without assistance or supp01i from any other Person, and no Guarantor has been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons (including Borrower) will be liable to pay or perform the Guaranteed Obligations or that Lender will look to other Persons (including Borrower) to pay or perf01m the Guaranteed Obligations.

Section 2.6 Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

Section 2.7 Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, prope1iy or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

Section 2.8 Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including, but not limited to, any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations, or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

Section 2.9 Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each Guarantor that such Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

Section 2.10 Offset. Any existing or future right of offset, claim or defense of Borrower against Lender, or any other party, or against payment of the Guaranteed Obligations, whether  such  right  of  offset,  claim  or  defense  arises  in  connection with  the  Guaranteed obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 2.11 Merger. The reorganization, merger or consolidation of Borrower or any Guarantor into or with any other Person.

Section 2.12 Preference. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws or for any reason Lender is required to refund such payment or pay such amount to Borrower or to any other Person.

Section 2.13 Other Actions Taken or Omitted. Any other action  taken  or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations or the security and collateral therefor, whether or not such action or omission prejudices Guarantors or increases the likelihood that Guarantors will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of Guarantors that such Guarantors shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE3

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Loan Documents and to extend credit to Borrower, each Guarantor represents and warrants to Lender as follows:

Section 3.1 Benefit.  Each Guarantor is an Affiliate of Borrower, is the owner   of a direct or indirect interest in Borrower and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

Section 3.2 Familiarity and Reliance. Each Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, such Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

Section 3.3 No Representation By Lender.  Neither Lender nor any other party has made any representation, warranty or statement to any Guarantor in order to induce such Guarantor to execute this Guaranty.

Section 3.4 Each Guarantor's Financial Condition.  As of the date hereof, and  after g1vmg effect to this Guaranty and the contingent obligation evidenced hereby, each Guarantor (a) is and will be solvent, (b) has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and (c) has and will have property and assets sufficient to satisfy and repay its obligations and liabilities, including the Guaranteed Obligations.

Section 3.5 Legality. The execution, delivery and performance  by  each Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not and will not contravene or conflict with any law, statute or regulation whatsoever to which such Guarantor is subject, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, contract, agreement or other instrument to which such Guarantor is a party or which may be applicable to such Guarantor. This Guaranty is a legal and binding obligation of each Guarantor and is enforceable against such Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights.

Section 3.6 Survival. All representations and warranties  made  by  each Guarantor herein shall survive the execution hereof.

ARTICLE4

SUBORDINATION OF CERTAIN INDEBTEDNESS

Section 4.1 Subordination of All Guarantor Claims. As used herein, the term "Guarantor Claims" shall mean all debts and liabilities of Borrower to Guarantors, whether such debts and liabilities now exist or are hereafter incurred or arise, and whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be, created, or the manner in which they have been, or may hereafter be, acquired by Guarantors. The Guarantor Claims shall include, without limitation, all rights and claims of Guarantors against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantors' payment of all or a portion of the Guaranteed Obligations. So long as any portion of the Obligations or the  Guaranteed Obligations remain outstanding, no Guarantor shall receive or collect, directly or indirectly, from Borrower or any other Person any amount upon the Guarantor Claims.

Section 4.2 Claims in Bankruptcy. In  the  event  of  any  receivership, bankruptcy, reorganization, arrangement, debtor's relief or other insolvency proceeding involving any Guarantor as a debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Each Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligations, any dividend or payment which is otherwise payable to any Guarantor and which, as between Borrower and Guarantors, shall constitute a credit against the Guarantor Claims, then, upon payment to Lender in full of the Obligations and the Guaranteed Obligations, such Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

Section 4.3 Payments Held in Trust. Notwithstanding anything to the contrary contained in this Guaranty, in the event that any Guarantor should receive any funds, payments, claims and/or distributions which are prohibited by this Guaranty, such Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims and/or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims and/or distributions so received except to pay such funds, payments, claims and/or distributions promptly to Lender, and such Guarantor covenants promptly to pay the same to Lender.

Section 4.4 Liens Subordinate. Each Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantors or Lender presently exist or are hereafter created or attach.  Without  the prior written consent of Lender, no Guarantor shall (i) exercise or enforce any creditor's rights it may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings Judicial or otherwise, including, without limitation, the commencement of, or the joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on the assets of Borrower held by any Guarantor. The foregoing shall in no manner vitiate or amend, nor be deemed to vitiate or amend, any prohibition in the Loan Documents against Borrower granting liens or security interests in any of its assets to any Person other than Lender.

ARTICLES

COVENANTS

Section 5.1       Definitions.   As used in this Article 5, the following terms shall have the respective meanings set forth below:

(a)        "GAAP" shall mean generally accepted accounting principles, consistently applied.

(b)        "Liquid Asset" shall mean any of the following, but only to the extent owned individually, free of all security interests, liens, pledges, charges or any other encumbrance: (a) cash, (b) certificates of deposit (with a maturity of two years or less) issued by, or savings account with, any bank or other financial institution reasonably acceptable to Lender or (c) marketable securities listed on a national or international exchange reasonably acceptable to Lender, marked to market.

(c)        "Net Worth" shall mean, as of a given date, (i) a Guarantor's total assets as of such date less (ii) such Guarantor's total liabilities as of such date, determined in accordance with GAAP.

(d)        "Financial Covenants" shall mean the covenants set forth in Section 5.2 below.

Section 5.2        Covenants.      Until all of the Obligations and the Guaranteed Obligations have been paid in full, Guarantor (i) shall maintain in the aggregate (excluding from such calculation any amount related to the Property, the Operating Lease or any income thereof), (x) a Net Worth of not less than $9,500,000.00 and (y) Liquid  Assets  of  not  less  than $950,000.00; (ii) shall not sell, pledge, mortgage or otherwise transfer any of its assets, or any interest therein, on terms materially less favorable than would be obtained in an arms-length transaction, (iii) within ninety (90) days following the end of each calendar year, shall deliver to Lender a complete copy of such Guarantor's annual financial statements prepared and reviewed by an independent certified public accountant acceptable to Lender prepared in accordance with GAAP or such other accounting method reasonably acceptable to Lender, consistently applied, including statements of income and expense and cash flow and a balance sheet for such Guarantor, together with a certificate from such Guarantor (A) setting forth in reasonable detail such Guarantor's Net Worth and Liquid Assets as of the end of such prior calendar year and based on such annual financial statements, and (B) certifying that such annual financial statements are true, correct, accurate and complete and fairly present the financial condition and results of the operations of such Guarantor. Notwithstanding the foregoing, upon (i) the occurrence and during the continuance of an Event of Default, (ii) Lender in its good faith having the belief that the unaudited annual financial statements delivered by Guarantor as required by this Section 5.2 are not materially accurate or (iii) any period for which any claim is pending under this Guaranty, then, at Lender's request, Guarantor shall deliver such annual financial statements required pursuant to this Section 5.2 audited by an Independent Accountant in accordance with GAAP or such other accounting method reasonably acceptable to Lender, consistently applied.

Section 5.3 Prohibited Transactions. No Guarantor shall, at any time while a default in the payment of the Guaranteed Obligations has occurred and is continuing, either enter into or effectuate any transaction with any Affiliate which would reduce the Net Worth of such Guarantor, including, without limitation, the payment of any dividend or distribution to a shareholder, partner or member as applicable, or the redemption, retirement, purchase or other acquisition for consideration of any stock or other ownership interest in such Guarantor, or sell, pledge, mortgage or otherwise transfer to any Person any of such Guarantor's assets, or any interest therein.

ARTICLE6

MISCELLANEOUS

Section 6.1 Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor any consent to any departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

Section 6.2 Notices. All notices, demands, requests, consents,  approvals  or other communications (any of the foregoing, a "Notice") required, permitted or desired to be given hereunder shall be in writing and shall be sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 6.2. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Lender:                 Wells Fargo Bank, National Association

c/o Midland Loan Services

10851 Mastin, Suite 300

Overland Park, Kansas 66210

Attention: Tad Janssen

with a copy to:              Hunton Andrews Kurth LLP

1445 Ross Avenue, Suite 3700

Dallas, Texas 75202

Attention: Kathleen J. Wu,

Esq. Facsimile No.: (214) 659-4620

If to Guarantors:            c/o Legendary Capital

1635 - 43rd Street S, Suite 205 Fargo, ND 58103

Attention: Legal Department

with a copy to:              McShane & Bowie PLLC

99 Monroe Ave NW, Ste 1100

Grand Rapids, Michigan 49503

Attention: John Faris

Facsimile No. 616-732-5099

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days' written notice of such change to the other parties in accordance with the provisions of this Section 6.2. Notices shall be deemed to have been given on the date set forth above, even if there is an inability to actually deliver any Notice because of a changed address of which no Notice was given or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Lender may also be given by Servicer.

Section 6.3 Governing Law.  THIS  GUARANTY  SHALL  BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER, GUARANTOR OR BORROWER ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE INSTITUTED IN THE COURTS HAVING JURISDICTION IN THE CITY AND/OR COUNTY IN WHICH THE PROPERTY IS LOCATED, AND EACH OF LENDER, GUARANTOR AND BORROWER HEREBY WAIVES ANY OBJECTIONS THAT IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING.

Section 6.4 Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 6.5 Amendments. This Guaranty may be amended  only  by  an instrument in writing executed by the party(ies) against whom such amendment is sought to be enforced.

Section 6.6  Parties Bound; Assignment.  This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives. Lender shall have the right to assign or transfer its rights under this Guaranty in connection with any assignment of the Loan and the Loan Documents. Any assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Guaranty. No Guarantor shall have the right to assign or transfer its rights or obligations under this Guaranty without the prior written consent of Lender, and any attempted assignment without such consent shall be null and void.

Section 6.7 Headings.  Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

Section 6.8 Recitals. The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

Section 6.9 Counterparts. To facilitate execution, this Guaranty  may  be  executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

Section 6.10 Rights and Remedies. If any Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

Section 6.11 Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTORS AND LENDER WITH RESPECT TO GUARANTORS' GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY  IS INTENDED BY GUARANTORS AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTORS AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTORS AND LENDER.

Section 6.12 Waiver of Right To Trial By Jury. EACH GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE MORTGAGE, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH GUARANTOR AND IS INTENDED TO ENCOMPASS

INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIYER BY GUARANTORS.

Section 6.13 Cooperation. Each Guarantor acknowledges that Lender and its successors and assigns may (i) sell this Guaranty, the Note and the other Loan Documents to one or more investors as a whole loan, (ii) participate the Loan secured by this Guaranty to one or more investors, (iii) deposit this Guaranty, the Note and the other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell the Loan or one or more interests therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as "Secondary Market Transaction"). Each Guarantor shall cooperate with Lender in effecting any such Secondary Market Transaction and shall cooperate to implement all requirements imposed by any of the Rating Agencies involved in any Secondary Market Transaction. Each Guarantor shall provide such information and documents relating to such Guarantor, Borrower, the Property and any tenants of the Property as Lender may reasonably request in connection with such Secondary Market Transaction. In addition, each Guarantor shall make available to Lender all information concerning its business and operations that Lender may reasonably request. Lender shall be permitted to share all such information with the investment banking films, Rating Agencies, accounting foms, law firms and other third-party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Guarantors to Lender, including any and all financial statements provided to Lender pursuant to Section 5.2 hereof, may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors and potential investors may also see some or all of the info1mation. Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Guarantors in the form as provided by Guarantors. Lender may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as paii of its business development.

Section 6.14 Reinstatement in Certain Circumstances.  If at any time  any payment of the principal of or interest under the Note or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, Guarantors' obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 6.15 Gender; Number; General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, (a) words used in this Guaranty may be used interchangeably in the singular or plural form, (b) any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, (c) the word "Borrower" shall mean "each Borrower and any subsequent owner or owners of the Property or any part thereof or interest therein", (d) the word "Lender" shall mean "Lender and any subsequent holder of the Note", (e) the word "Note" shall mean "the Note and any other evidence of indebtedness secured by the Loan Agreement", (f) the word "Property" shall include any portion of the Property and any interest therein, and (g) the phrases "attorneys' fees", "legal fees" and "counsel fees" shall include any and all attorneys', paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by Lender in protecting its interest in the Property, the Leases and/or the Rents and/or in enforcing its rights hereunder.

Section 6.16 Replacement Guarantor. To the extent that any Guarantor is a natural person, the death or incompetency of such Guarantor shall be an Event of Default hereunder unless such Guarantor is replaced in accordance with this Section 6.16. Borrower shall be permitted to substitute a replacement guarantor and no Event of Default shall be deemed to have occurred hereunder, provided that (a) no other Event of Default hereunder or under any of the other Loan Documents has occurred and is then continuing; (b) each of the following terms and conditions are satisfied (i) within 30 days after the occurrence of such death or incompetency, Borrower delivers Lender written notice of its intent to substitute the guarantor, (ii) the replacement guarantor is  a  Satisfactory  Replacement  Guarantor  (as  defined  below), within 30 days after delivery of the written notice described in the preceding subclause (i), such Satisfactory Replacement Guarantor assumes the obligations  of  Guarantor  hereunder  and  under the other Loan Documents in a manner acceptable to Lender  in its sole  discretion,  concurrently with such assumption, (A) such  Satisfactory  Replacement  Guarantor  delivers  to  Lender  a Spousal Consent (as defined below), as and  to the extent  applicable  and  (B)  each of Borrower  and such Satisfactory Replacement Guarantor affirms  each of their  respective  obligations  under the Loan Documents in a mam1er acceptable to Lender in its sole discretion, and (v) prior to or concurrently with such assumption, as applicable, Lender  receives  such  information, documentation and opinions as may be required by Lender  in its sole  discretion  in  connection  with such assumption and the foregoing (including, without limitation, opinions  relating  to REMIC); and (c) such substitution is pe1mitted by  then  applicable  REMIC  Requirements.  As used herein, the term "Satisfactory Replacement Guarantor" shall  mean  a  replacement guarantor that (1) is acceptable  to Lender  and the Rating  Agencies,  (2) acceptable  to Lender  in  its sole discretion exercised in good faith, and (3) Controls  Borrower  and  the  day-to-day operations of the Property.

Section 6.17 Joint and Several. The obligations  of each Guarantor  hereunder are joint and several.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:
LODGING FUND REIT III, INC., a Maryland corporation,

By:	/s/ Katie Cox
Name:	Katie Cox
Title:	Chief Financial Officer

LODGING FUND REIT III OP, LP, a Delaware
limited partnership

By:	Lodging Fund REIT III, Inc., its General
Partner

By:	/s/ Katie Cox
Name:	Katie Cox
Title:	Chief Financial Officer

Guaranty of Recourse Obligations (Fairfield Inn & Suites Lubbock)

1